Exhibit 10.18

EXECUTION COPY

AMENDMENT NO. 1 TO TRANSFER AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO TRANSFER AND SERVICING AGREEMENT (this “Amendment”) is made as of September 22, 2005, by and among ACAS BUSINESS LOAN TRUST 2004-1, a Delaware statutory trust, as the issuer (together with its successors and assigns in such capacity, the “Issuer”), ACAS BUSINESS LOAN LLC, 2004-1, a Delaware limited liability company, as the trust depositor (together with its successors and assigns in such capacity, the “Trust Depositor”), AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (together with its successors and assigns, “ACAS”), as the originator (together with its wholly-owned subsidiaries, successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns, in such capacity, the “Servicer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns “Wells Fargo”), not in its individual capacity but as the indenture trustee (together with its successors and assigns in such capacity, the “Indenture Trustee”), and not in its individual capacity but as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto entered into that certain Transfer and Servicing Agreement, dated as of December 2, 2004 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”);

WHEREAS, Section 13.01(a) of the Agreement provides that the Originator, the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer may amend the Agreement under the circumstances and subject to the satisfaction of the conditions set forth therein;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments.

(a) Section 2.04(a) of the Agreement is hereby amended by inserting, after the words “(but shall not be obligated to)”, the words “(I) deposit to the Principal Collection Account the

Transfer Deposit Amount with respect to the Loan as to which a Substitution Event has occurred and then, prior to the expiry of (A) during the Replenishment Period, 90 days from the date of such deposit and (B) following the Replenishment Period, 180 days from the date of such deposit, convey to the Trust Depositor one or more Loans as described in the following clause (II) in exchange for the funds so deposited or a portion thereof, or (II) contemporaneously,”.

(b) A new Section 2.04(f) is hereby added to the Agreement as follows:

“(f) (i) During the Replenishment Period, on the 90th day following the date of their deposit into the Principal Collection Account, and (ii) following the Replenishment Period, on either (x) the 181st day, or (y) in the Service’s discretion, the first Payment Date following the date of their deposit into the Principal Collection Account, any amounts previously deposited in accordance with the procedures for the substitution of Loans set forth in Section 2.04(a) that have not been applied to purchase one or more Substitute Loans shall be deemed to constitute Principal Collections and shall be transferred on the next Payment Date to the Note Distribution Account and distributed in accordance with the priority of payments set forth in Section 7.05(b) and prior to the expiration of the related 180-day period any such amounts shall not be deemed to be Principal Collections and shall remain in the Principal Collection Account.”

(c) A new Section 7.03(d) is hereby added to the Agreement as follows:

“(d) Prior to the expiration (i) during the Replenishment Period, of the 90-day period commencing on the date of a deposit of the Transfer Deposit Amount with respect to a Loan as to which a Substitution Event has occurred, or (ii) following the Replenishment Period, of the 180-day period commencing on the date of a deposit of the Transfer Deposit Amount with respect to a Loan as to which a Substitution Event has occurred, the Servicer may instruct the Indenture Trustee to, and on the related Subsequent Transfer Date the Indenture Trustee shall, withdraw funds from the Principal Collection Account to be applied to the acquisition of one or more Substitute Loans as contemplated by Section 2.04(a), to the extent of funds deposited by the Originator for such purpose.”

(d) Section 11.02 of the Agreement is hereby amended by inserting, after the words “amounts described in Section 11.01”, the words “or Section 2.04(a)” and by inserting, after the words “Substitute Loan described in Section 11.01”, the words “or Section 2.04(a)”

SECTION 2. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Transfer and Servicing Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof.

This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. Representations.

Each of the Issuer, the Trust Depositor, the Originator and the Servicer represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by- laws, or other organizational documents, or (B) any Requirements of Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it; and

(v) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

SECTION 4. Conditions to Effectiveness.

This Amendment shall become effective on the date on which each party hereto has delivered an executed signature page hereto to the Indenture Trustee and the Indenture Trustee shall have received confirmation that the S&P Rating Condition has been satisfied.

SECTION 5. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

(h) The Issuer hereby directs the Indenture Trustee and the Owner Trustee to execute and deliver this Amendment.

(i) The Trust Depositor as the sole owner and Certificateholder (as defined in the Trust Agreement) hereby directs the Owner Trustee pursuant to Section 6.03 of the Trust Agreement to execute and deliver this Amendment on behalf of the Trust. The Trust and the Servicer hereby confirm that the Owner Trustee’s execution and delivery hereof are covered by Section 8.02 of the Trust Agreement.

(j) The provisions of Section 13.15 of the Agreement are incorporated herein by reference and shall be deemed to have been included in this Amendment in their entirety.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ACAS BUSINESS LOAN TRUST 2004-1

By:	WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Owner Trustee on behalf of the Issuer

By:	/s/ Steven A. Finklea
Name:	Stevem A. Finklea
Title:	Vice President

ACAS BUSINESS LOAN LLC, 2004-1, as the Trust Depositor

By:	/s/ Cydonii Fairfax
Name:	Cydonii Fairfax
Title:	Vice President

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer and as the Originator

By:	/s/ Cydonii Fairfax
Name:	Cydonii Fairfax
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee and the Backup Servicer

By:	/s/ Edna Barber
Name:	Edna Barber
Title:	Assistant Vice President